UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2009

ASHTON WOODS USA L.L.C.
(Exact name of registrant as specified in its charter)

Nevada	333-129906	75-2721881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1405 Old Alabama Road
Suite 200
Roswell, GA 30076
(Address of Principal
Executive Offices)

(770) 998-9663
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2009, Ashton Woods USA L.L.C. (the “Company”) successfully completed its previously announced capital restructuring plan (the “Restructuring Plan”).  The Restructuring Plan included (1) the successful completion of the previously announced private exchange offer and consent solicitation to exchange any and all of the Company’s $125 million 9.5% Senior Subordinated Notes due 2015 (the “Old Notes”) for new 11% Senior Subordinated Notes due 2015 (the “New Notes”), related guarantees and Class B membership interests (the “Class B Membership Interests”) in the Company (the “Exchange Offer”), (2) the effectiveness of the previously executed Fourth Amendment to the First Amended and Restated Credit Agreement, dated as of January 13, 2009 by and among the lenders party thereto, Wachovia Bank, National Association, as agent and the guarantors party thereto (the “Credit Agreement Amendment”), (3) the closing of a $20 million capital investment in the Company by its existing equity holder (the “Equity Investment”) and (4) the repayment of the previously disclosed bridge loan with Parkmount Land Development Inc. (the “Bridge Loan”), under which $1.0 million aggregate principal amount was outstanding at February 23, 2009.

The Credit Agreement Amendment and Bridge Loan

Additional details and copies of the Credit Agreement and the Bridge Loan were included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2009.

The Supplemental Indenture with Respect to the Old Notes

Since less then the total aggregate principal amount of the Old Notes were tendered in the Exchange Offer, on February 23, 2009, the Company entered into the Second Supplemental Indenture with Ashton Woods Finance Co. (the “Co-Issuer” and, together with the Company, the “Issuers”), the guarantors party thereto and HSBC Bank USA, N.A., as successor trustee (the “Supplemental Indenture”).  The Supplemental Indenture amended the terms of the Indenture, dated as of September 21, 2005, by and between the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (as supplemented and amended, the “Old Indenture”) by eliminating substantially all of the restrictive covenants, eliminating the requirement to make filings with the Commission, eliminating certain events of default and amending various other provisions of the Old Indenture, and waiving certain defaults.  The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The Indenture Governing the New Notes

As part of the Restructuring Plan, the Company issued $64.116 million in aggregate principal amount of New Notes pursuant to the Indenture, dated as of February 23, 2009, by and among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “New Indenture”).

The New Notes are the general unsecured obligations of the Issuers and the guarantors party to the New Indenture and mature on June 30, 2015.  The New Notes will not bear interest during the first three years following February 23, 2009. The New Notes will bear interest at the rate of 11.0% per year from February 23, 2012, payable on June 30 and December 30 of each year. Further, for the period commencing on February 23, 2012 until and including the interest payment date of June 30, 2012, interest shall be paid in cash only to the extent that the consolidated fixed charge coverage ratio (as defined in the New Indenture), calculated assuming the payment of such interest in cash, exceeds 1.75 to 1.00. If the consolidated fixed charge coverage ratio does not exceed 1.75 to 1.00, such interest payment may, at the Company’s option, be paid by the issuance of additional New Notes with a principal balance equal to the interest payment amount based on an annual rate of 13.05% for such one interest payment period only.

The New Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the New Indenture) to incur additional indebtedness, pay dividends or make other distributions, repurchase or redeem the Company’s or its subsidiaries’ stock or equity interests, make investments, incur liens, enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends, sell assets, enter into transactions with affiliates and consolidate, merge or sell substantially all of the Company’s or its restricted subsidiaries assets.  The New Indenture also requires the Company to provide certain reports and financial information to the holders of the New Notes, but does not require the Company to file any such reports with the Commission.  Upon a change of control (as defined in the New Indenture), the New Indenture requires the Company to make an offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Company may redeem the New Notes at any time, in whole or in part, at a redemption price equal to (a) 111% of the principal amount until February 23, 2014, (b) 105.5% of the principal amount following February 23, 2014 through February 23, 2015 and (c) 100% after February 23, 2015, together with accrued and unpaid interest thereon, if any, to and excluding the redemption date.

The foregoing descriptions of the New Notes and the New Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.  The forms of the New Notes (Global 144A Note and Global Regulation S Note) and the New Indenture are filed as Exhibits 4.2, 4.3 and 4.4 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 23, 2009, the Company issued an aggregate of 19.728 Units representing Class B Membership Interests in the Company to the holders of Old Notes that participated in the Exchange Offer.  After giving effect to the Equity Investment on February 23, 2009, Little Shots Nevada L.L.C., the existing member of the Company, now holds 80.272 Units representing Class A Membership Interests in the Company and is the sole Class A Member of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

In connection with the Restructuring Plan and the issuance of the Class B Membership Interests, the Company amended and restated its Articles of Organization (the “Amended and Restated Articles”) and amended and restated its Regulations (the “Second Amended and Restated Regulations”).

The Amended and Restated Articles authorize preemptive rights, which were granted in connection with the Restructuring Plan, and remove certain other unnecessary provisions included therein.

The Second Amended and Restated Regulations amend provisions regarding the membership interest structure of the Company, capital contributions, allocations and distributions and certain other provisions related to the issuance of the Class B Membership Interests.  In addition, the Second Amended and Restated Regulations add certain rights and obligations with respect to the appointment of directors by holders of Class A and Class B Membership interests and the transfer of membership interests in the Company, including without limitation, a mutual right of first offer, drag-along and tag-along rights which may be triggered upon the transfer of Class A Membership Interests and certain preemptive rights if the Company proposes to issue any additional membership interests.

The foregoing descriptions of the Amended and Restated Articles and the Second Amended and Restated Regulations do not purport to be complete and are qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 23, 2009, the Company announced the successful completion of the Restructuring Plan.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Articles of Organization of Ashton Woods USA L.L.C. dated February 23, 2009.

3.2	Form of Second Amended and Restated Regulations of Ashton Woods USA L.L.C. dated February 23, 2009.

4.1	Second Supplemental Indenture, dated February 23, 2009, by and among Ashton Woods USA L.L.C., as issuer, Ashton Woods Finance Co., as co-issuer, the guarantors party thereto and HSBC Bank USA, N.A., as successor trustee.

4.2	Form of Global 144A Note (11.0% Senior Subordinated Notes due 2015)

4.3	Form of Regulation S Note (11.0% Senior Subordinated Notes due 2015)

4.4	Indenture, dated February 23, 2009, by and among Ashton Woods USA L.L.C., as issuer, Ashton Woods Finance Co., as co-issuer, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release issued February 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHTON WOODS USA L.L.C.

Date: February 25, 2009	By:	/s/ Thomas Krobot
Thomas Krobot
President and Chief Executive Officer